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                                                                 EXHIBIT 10.100

                               SERVICES AGREEMENT

        This SERVICES AGREEMENT (the "Agreement"), effective as of January 1, 1998 (the "Effective Date"), is made by and between COLLAGEN CORPORATION, a Delaware corporation ("Collagen"), and COHESION TECHNOLOGIES, INC., a Delaware corporation formerly known as Collagen Technologies, Inc. ("Technologies").

                                    RECITALS

        1. Technologies is a wholly-owned subsidiary of Collagen.

        2. Collagen intends (subject to certain conditions) to distribute pro rata to its stockholders as a dividend its shares of stock of Technologies by means of a tax-free distribution (the "Distribution").

        3. In connection with the Distribution, Collagen and Technologies wish to provide for certain covenants and agreements relating to services to be provided by Collagen to Technologies and by Technologies to Collagen, in each case on the terms set forth below.

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                              PROVISION OF SERVICES

        1.1 SERVICES TO BE PROVIDED BY TECHNOLOGIES. During the term of this Agreement or for such shorter period as is specified on Exhibit A hereto, Technologies shall provide or cause to be provided to Collagen (and, upon request of Collagen, to any member of the Collagen Group, as defined in the Separation and Distribution Agreement effective as of January 1, 1998 between Collagen and Technologies (the "Separation Agreement")), if, when and to the extent requested by Collagen, the services described in Exhibit A hereto (the "Technologies Services"); provided, however, that (a) Collagen provides reasonable advance notice of its requirements for such Technologies Services,
(b) Technologies shall have the right to designate and select its employees and facilities which will be used to provide such Technologies Services, (c) Technologies will not be obligated to assign employees or facilities to perform such Technologies Services if such assignment would unreasonably interfere with the obligations or business of Technologies and (d) Technologies will be obligated to provide, and Collagen will be obligated to accept and pay for, investor relations services hereunder representing 50% of the investor relations services capacity of Technologies.

        1.2 SERVICES TO BE PROVIDED BY COLLAGEN. During the term of this Agreement or for such shorter period as is specified on Exhibit B hereto, Collagen shall provide or cause to be provided to Technologies (and, upon request of Technologies, to any member of the Technologies Group, as defined in the Separation Agreement), if, when and to the extent requested by Technologies, the services described in Exhibit B hereto (the "Collagen Services," and collectively with the Technologies Services, the "Services"); provided, however, that (a) Technologies provides reasonable advance notice of its requirements for such Collagen


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Services, (b) Collagen shall have the right to designate and select its employees and facilities which will be used to provide such Collagen Services,
(c) Collagen will not be obligated to assign employees or facilities to perform such Collagen Services if such assignment would unreasonably interfere with the operations or business of Collagen, (d) Collagen will not be obligated to provide any legal services hereunder if there is a current or potential conflict of interest (as determined by the General Counsel of Collagen) between Collagen and Technologies with respect to such services, (e) Collagen will not be obligated to provide legal services hereunder representing more than 20% of the legal services capacity of Collagen and (f) Collagen will not be obligated to provide regulatory services hereunder representing more than 20% of the regulatory services capacity of Collagen.

        1.3 CHARGES FOR TECHNOLOGIES SERVICES. Up to and including the last day of the calendar quarter in which the Distribution Date (as defined in the Separation Agreement) occurs (the "Pricing Date") (i) for all costs and expenses, including third-party charges, incurred by Technologies in providing Technologies Services to Collagen or any member of the Collagen Group that are separately identifiable, Collagen shall pay to Technologies the actual cost thereof and (ii) for all costs and expenses, including third-party charges, incurred by Technologies in providing Technologies Services to Collagen or any member of the Collagen Group that are not separately identifiable, Collagen shall pay to Technologies that portion of such actual costs and expenses reasonably attributable to Collagen or any member of the Collagen Group, based on such methodology (consistent with generally accepted accounting principles) as Technologies determines to be appropriate (subject to the approval of Collagen, which approval shall not be unreasonably withheld). Subsequent to the Pricing Date, (i) for all salary and related costs (including benefits but excluding bonuses and other incentive payments) incurred by Technologies for personnel time spent in providing Technologies Services to Collagen or any member of the Collagen Group that are separately identifiable, Collagen shall pay to Technologies 120% of the actual cost thereof, (ii) for all salary and related costs (including benefits but excluding bonuses and other incentive payments) incurred by Technologies for personnel time spent in providing Technologies Services to Collagen or any member of the Collagen Group that are not separately identifiable, Collagen shall pay to Technologies 120% of that portion of such actual salary and related costs (including benefits but excluding bonuses and other incentive payments) reasonably attributable to Collagen or any member of the Collagen Group, based on such methodology (consistent with generally accepted accounting principles) as Technologies determines to be appropriate (subject to the approval of Collagen, which approval shall not be unreasonably withheld), (iii) for all other costs and expenses, including third-party charges, incurred by Technologies in providing Technologies Services to Collagen or any member of the Collagen Group that are separately identifiable, Collagen shall pay to Technologies the actual cost thereof and (iv) for all other costs and expenses, including third-party charges, incurred by Technologies in providing Technologies Services to Collagen or any member of the Collagen Group that are not separately identifiable, Collagen shall pay to Technologies 100% of that portion of such actual costs and expenses reasonably attributable to Collagen or any member of the Collagen Group, based on such methodology (consistent with generally accepted accounting principles) as Technologies determines to be appropriate (subject to the approval of Collagen, which approval shall not be


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unreasonably withheld). Charges for services will be determined in accordance with the methodology set forth on Exhibit C hereto.

        1.4 CHARGES FOR COLLAGEN SERVICES. Up to and including the Pricing Date,
(i) for all costs and expenses, including third-party charges, incurred by Collagen in providing Collagen Services to Technologies or any member of the Technologies Group that are separately identifiable, Technologies shall pay to Collagen the actual cost thereof and (ii) for all costs and expenses, including third-party charges, incurred by Collagen in providing Collagen Services to Technologies or any member of the Technologies Group that are not separately identifiable, Technologies shall pay to Collagen that portion of such actual costs and expenses reasonably attributable to Technologies or any member of the Technologies Group, based on such methodology (consistent with generally accepted accounting principles) as Collagen determines to be appropriate (subject to the approval of Technologies, which approval shall not be unreasonably withheld). Subsequent to Pricing Date, (i) for all salary and related costs (including benefits but excluding bonuses and other incentive payments), incurred by Collagen for personnel time spent in providing Collagen Services to Technologies or any member of the Technologies Group that are separately identifiable, Technologies shall pay to Collagen 120% of the actual cost thereof, (ii) for all salary and related costs (including benefits but excluding bonuses and other incentive payments), incurred by Collagen for personnel time spent in providing Collagen Services to Technologies or any member of the Technologies Group that are not separately identifiable, Technologies shall pay to Collagen 120% of that portion of such actual salary and related costs (including benefits but excluding bonuses and other incentive payments), reasonably attributable to Technologies or any member of the Technologies Group, based on such methodology (consistent with generally accepted accounting principles) as Collagen determines to be appropriate (subject to the approval of Technologies, which approval shall not be unreasonably withheld), (iii) for all other costs and expenses, including third-party charges, incurred by Collagen in providing Collagen Services to Technologies or any member of the Technologies Group that are separately identifiable, Technologies shall pay to Collagen the actual cost thereof and
(iv) for all other costs and expenses, including third-party charges, incurred by Collagen in providing Collagen Services to Technologies or any member of the Technologies Group that are not separately identifiable, Technologies shall pay to Collagen 100% of that portion of such actual costs and expenses reasonably attributable to Technologies or any member of the Technologies Group, based on such methodology (consistent with generally accepted accounting principles) as Collagen determines to be appropriate (subject to the approval of Technologies, which approval shall not be unreasonably withheld). Charges for services will be determined in accordance with the methodology set forth on Exhibit C hereto.

        1.5 INDEPENDENT CONTRACTORS. Each of Collagen and Technologies will provide Services to the other party under this Agreement as an independent contractor and not as the other party's agent or employee. Employees of Technologies providing Technologies Services shall at all times remain employees of Technologies. Employees of Collagen providing Collagen Services shall at all times remain employees of Collagen. Technologies shall have the exclusive right to determine and shall be solely responsible for the salaries, wages and benefits of its employees providing Technologies Services under this Agreement. Collagen shall have the


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exclusive right to determine and shall be solely responsible for the salaries, wages and benefits of its employees providing Collagen Services under this Agreement.

                                   ARTICLE II
                                    PAYMENTS

        2.1 INVOICES AND PAYMENT. Each party shall submit to the other (i) by the 15th day of the first month of each calendar quarter an invoice for all charges associated with Services for the preceding quarter and any adjustments for prior quarters and (ii) from time to time upon receipt by such party of an invoice relating to third-party charges payable by such party on account of the other party, an invoice for such third-party charges. All invoices shall describe in reasonable detail (a) the Services provided during the preceding quarter and the charges (including third-party charges) associated therewith and
(b) any prior quarter adjustments. Except as provided in Section 2.2 hereof, each party shall remit payment to the other in full within 30 days after the date on which the invoice is received.

        2.2 DISPUTED AMOUNTS. In the event of a dispute as to an invoiced amount, the invoiced party shall promptly pay all undisputed amounts, but shall be entitled to withhold amounts in dispute. Each party shall promptly notify the other party of any such dispute. Each party will provide the other sufficient records and information to resolve any such dispute and, without limiting the rights and remedies of the parties hereunder, will negotiate in good faith a resolution thereto.

        2.3 METHOD OF PAYMENT. Transfer of funds pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to an account or accounts specified by the party receiving such payment.

        2.4 RECORDS. Each party shall keep complete and accurate books, records and accounts of all transactions pertaining to Services provided to such party pursuant to this Agreement, including the identity of employees providing Services, the amount of time devoted by such employees to such Services, directly assignable expenses incurred in providing such Services and other matters reasonably necessary to calculate amounts to be paid for such Services pursuant to this Agreement. Each party shall make such books, records and accounts available to the other for its inspection upon reasonable notice and shall answer questions concerning such books, records and accounts. Such books, records and accounts shall be retained by a party in accordance with the document retention policies of such party in effect from time to time.

                                   ARTICLE III
                             PERFORMANCE OF SERVICES

        3.1 DEGREE OF CARE. Each party shall perform the Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs.


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        3.2 CERTAIN INFORMATION. Each party shall provide any information needed by the other party to perform the Services pursuant hereto. If the failure to provide such information renders the performance of any requested Service impossible or unreasonably difficult, the performing party may, upon reasonable notice to the other party, refuse to provide such Services.

        3.3 ACCESS TO FACILITIES AND EMPLOYEES. Each party and its representatives shall have reasonable access to facilities and employees of the other party in connection with Services provided pursuant to this Agreement. Each party will cooperate with the other party in maintaining and making available necessary records, facilities and personnel required by such party in obtaining Food and Drug Administration and other regulatory approvals for its products.

                                   ARTICLE IV
                            LIMITATIONS ON LIABILITY

        4.1 LIMITATIONS ON LIABILITY. Nothing in this Agreement shall be construed as a guaranty or warranty of any type on the part of Collagen or Technologies with respect to the adequacy of any Services or the skill or fitness of personnel performing Services under this Agreement for any particular job. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. Furthermore, neither party shall be liable to the other party or to any third party with respect to obligations or liabilities incurred by either party in connection with their separate businesses unrelated to the matters related to this Agreement.

                                    ARTICLE V
                              TERM AND TERMINATION

        5.1 TERM OF AGREEMENT. This Agreement shall become effective on the Effective Date and shall terminate on June 30, 1999; provided, however, that the term of this Agreement may be extended with respect to one or more Services with the mutual written agreement of the parties. In addition, either party may terminate the purchase of any Service or Services from the other party upon six months' prior written notice, or such shorter period as agreed upon by the parties.

        5.2 TERMINATION FOR DEFAULT. Either party may terminate this Agreement and its obligations hereunder if the other party has failed to perform a material obligation under this Agreement and has not corrected such failure within 30 days after receipt of written notice from the non-defaulting party describing such failure.


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        5.3 TERMINATION FOR BANKRUPTCY. Either party may terminate this
Agreement upon written notice to the other party if the other party becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceeding (including an assignment for the benefit of creditors) and such proceeding is not dismissed within 60 days following its commencement.

        5.4 TERMINATION UPON CHANGE OF OWNERSHIP. This Agreement shall automatically terminate if, prior to the Distribution, a person or organization (other than Collagen) or series of related persons or organizations acquires more than 20% of the voting securities of Technologies without the consent of the Board of Directors of Collagen.

        5.5 EFFECT OF TERMINATION. Any termination of this Agreement shall not affect or discharge the obligation of any party to pay amounts owed to the other party prior to such termination. Nothing in this Agreement shall limit any remedies which either party may have concerning the default of the other, except in no event shall either party be liable to the other for any incidental or consequential damages or lost profits with respect to any failure to perform obligations pursuant to this Agreement.

        5.6 SURVIVAL OR PROVISIONS. The rights and obligations of the parties pursuant to Article IV shall survive termination of this Agreement.

                                   ARTICLE VI
                                  MISCELLANEOUS

        This Agreement shall be subject to the terms and provisions of Article XI of the Separation Agreement, which are hereby incorporated into this Agreement to the extent applicable.


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        IN WITNESS WHEREOF, the parties hereto have caused this Services
Agreement to be executed by their duly authorized representatives.

                                            COLLAGEN CORPORATION



                                            By:  /s/ Gary S. Petersmeyer
                                              -------------------------------

                                            Name:  Gary S. Petersmeyer

                                            Title:  President and CEO



                                            COHESION TECHNOLOGIES, INC.



                                            By:  /s/ David Foster
                                              -------------------------------

                                            Name:  David Foster

                                            Title:  CEO


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                                    EXHIBIT A

                              Technologies Services

1. Facilities (for 1850 Embarcadero Road, Palo Alto, California facility only):

        (a) Maintenance and repair of buildings and leasehold improvements, intra-building moves and security system (alarm and card key).

        (b) Environmental health and safety, including employee training and monitoring, obtaining and maintaining permits and government plan compliance.

        (c) For so long as Collagen occupies the facility located at 1850 Embarcadero Road, Palo Alto, California or any other facility owned or leased by Technologies, provision of property and casualty insurance coverage, including listing Collagen as a named insured, claims processing, premium administration and contract negotiation and renewal.

2.      Administrative:

        (a) Provision of library services, including data-base maintenance and literature search services.

        (b) Provision of investor relations services, including drafting and issuing of press releases and other corporate communications, organizing and participating in conferences and general investor communications activities.

3.      Equipment:

        (a) For so long as Collagen occupies the facility located at 1850 Embarcadero Road, Palo Alto, California or any other facility owned or leased by Technologies, telephone-related services, including maintenance and repair, usage monitoring and allocation.

4.      Research and Development, Clinical and Regulatory:

        (a) Provision of research and development services, including animal studies, histology, serology, analytical chemistry, formulation and process improvement activities, to the extent that such services are not provided for by a separate development agreement.

        (b) Provision of clinical and regulatory services related to the human placental collagen and collagen polymer programs and other matters upon request of Collagen management and agreement of Technologies management.


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                                    EXHIBIT B

                                Collagen Services

1.      Financial and Tax:

        (a)     Payroll administration.

        (b) Preparation and filing of all consolidated tax and combined income returns.

        (c) Assistance with state and local property tax and sales tax compliance.

        (d)     Assistance with financial accounting for taxes.

        (e) Supervision of all federal, state and local tax audits, protests, administrative proceedings and litigation.

        (f)     Preparation and submission of all tax ruling requests.

        (g)     Rendering and obtaining all tax opinions.

        (h) Provision of general financial reporting and accounting services, including collection of accounts receivable, billing, payables and fixed asset administration, preparation of monthly financial statements and assistance in preparation of SEC reports and filings.

2.      Human Resources:

        (a) Health and welfare benefits (including medical, dental, disability, life and other insurance available to employees of Technologies) administration, including enrollment, claims administration and withdrawals.

        (b)     New employee orientation.

        (c) Administration of the Collagen Corporation 401(k) Savings Plan, including loan approval and administration, monthly reconciliation, enrollment, withdrawals and rollovers, fund oversight and customer service monitoring, for so long as employees of Technologies or any member of the Technologies Group are eligible to, and do, participate in such plan.

3.      Legal Services:

        (a)     Relating to:

                (i) Collagen Corporation v. Matrix Pharmaceuticals, Inc., Case No. CV746197, settled on May 23, 1997; and


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                (ii)    Collagenesis v. Charles Williams, Cohesion Corporation
                        and Collagen Corporation, Case No. 97-582A, pending in the Superior Court, Commonwealth of Massachusetts.

                (iii)   Environmental claim regarding the Ramp Industries site.

        (b)     Employment-related matters.

        (c)     Other matters, upon request of Technologies management.

4.      Administrative:

        (a) Receptionist services, mail service and maintenance of office equipment.

        (b)     Purchasing services.

        (c) Prior to the Distribution (or for such shorter period of time as is mutually agreed upon by Collagen and Technologies), provision of director and officer liability, comprehensive general liability, product liability and employer liability insurance coverage and other insurance coverage maintained by Collagen as of the Effective Date and not otherwise specifically addressed in this Agreement, the Separation Agreement or the other Ancillary Agreements, (as defined in the Separation Agreement), including listing Technologies as a named insured, claims processing, premium administration and contract negotiation and renewal.

5.      Regulatory Services:

        (a) Preparation, filing and maintenance of regulatory filings with the United States Food and Drug Administration and state and international regulatory agencies or bodies with respect to Collagraft(R) bone anchor products, recombinant collagen and related products, Persistent Collagen (as defined in the Separation Agreement) and related products, osteoarthritis products, ophthalmologic products and other matters upon request of Technologies management.

6.      Quality Assurance Services:

        (a) Provision of services with respect to obtaining and maintaining ISO 9000 certification of Technologies.

        (b) Other matters upon request of Technologies management and agreement of Collagen management.

7.      Medical Affairs:

        (a) Receive questions or complaints concerning Collagraft(R) bone graft matrix implant and Collagraft(R) bone graft matrix strip (collectively, "Collagraft bone graft products"), conduct follow-up inquiries and investigations, maintain the


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                product complaint database and prepare all required reports to state, federal and international regulatory agencies with respect to product complaints and adverse events concerning the Collagraft bone graft products.

8.      Manufacturing and Related Services:

        (a) Upon request of Technologies management and agreement of Collagen management, manufacturing and related services with respect to production/manufacturing, quality control, distribution/logistics and inventory control, validation, process development and packaging development, but only to the extent that such services are not provided for in the Collagen Supply Agreement by and between Collagen and Technologies or the Collagraft Supply Agreement by and between Collagen and Technologies.


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                                    EXHIBIT C

                               Definition Of Cost


Service costs, including all general and administrative expenses, will be invoiced from Aesthetics to Collagen or Collagen to Aesthetics, for the following:

1. All identifiable out-of-pocket costs solely related to the other entity will be invoiced to the entity that solely benefits.

2. Identifiable costs that benefit both entities will be billed based upon the estimated percentage of benefit.

        Examples of costs that benefit both entities could include the following types of expenditures: audit fees, tax fees, consultants, temporary help, office supplies and travel and entertainment expenses. Specific costs are to be agreed upon by the service provider and each entity prior to the beginning of each fiscal year or prior to the service being provided.

3. Salaries and related costs for time spent on performing services for the other entity, plus, after the Pricing Date, 20%. Such costs will be allocated based on a department by department estimate of time spent performing services related to the other entity, as opposed to vouchering time via payroll timecards.



Note: Costs related to buildings/facilities and utilities will not be billed to the other entity.